Exhibit 32

          This certification is given by the undersigned Chief Executive Officer and Chief Financial Officer of Cascade Bancorp (the “registrant”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  Each of the undersigned hereby certifies, with respect to the registrant’s quarterly report of Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ PATRICIA L. MOSS

Patricia L. Moss President and Chief Executive Officer Cascade Bancorp

/s/ GREGORY D. NEWTON

Gregory D. Newton Executive Vice President and Chief Executive Officer Cascade Bancorp

Dated: 5/7/04